Exhibit 15.1

WEBCO INDUSTRIES, INC.

LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

June 14, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re: Webco Industries, Inc.
Registration on Form S-8

        We are aware that our report dated June 4, 2004, on our review of the interim financial information of Webco Industries, Inc. for the three and nine month periods ended April 30, 2004 and 2003, and included in the Company's quarterly report on Form 10-Q for the quarter ended April 30, 2004 is incorporated by reference in its registration statement on Form S-8 (File No. 333-91754), dated July 2, 2002.

PricewaterhouseCoopers LLP
Tulsa, Oklahoma